Filed Pursuant to Rule 424(b)(5)
Registration No. 333-200686

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated February 24, 2015

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 19, 2014)

$60,000,000

TANDEM DIABETES CARE, INC.

Common Stock

We are offering          shares of our common stock. Our common stock is listed on The NASDAQ Global Market under the symbol "TNDM." On February 20, 2015, the last reported sale price of our common stock was $13.54 per share.

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 28 of our annual report on Form 10-K for the fiscal year ended December 31, 2014.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$
(1)	See “Underwriting” for additional disclosure regarding underwriting discounts, commissions and estimated offering expenses.

The underwriters may also exercise their option to purchase up to an additional          shares from us, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about          , 2015.

BofA Merrill Lynch	Piper Jaffray
Deutsche Bank Securities	Stifel

The date of this prospectus supplement is                    , 2015.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that was filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our common stock.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor any of the underwriters have authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock to which it relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market position and market opportunity, is based on information from our management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge, which we believe to be reasonable. However, assumptions and estimates of our future performance, and the future performance of our industry, are subject to numerous known and unknown risks and uncertainties, including those described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 28 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference in this prospectus supplement. These and other important factors could result in our estimates and assumptions being materially different from future results. You should read the information contained in, or incorporated by reference into, this prospectus completely and with the understanding that future results may be materially different and worse from what we expect. See the information included under the heading “Special Note Regarding Forward-Looking Information.”

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary discusses the key aspects of the offering and highlights certain information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference herein and therein. However, as this is a summary, it does not contain all of the information that you should consider before deciding to invest in our common stock. You are encouraged to carefully read this entire prospectus, including the information provided under the heading “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference into this prospectus supplement, and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Unless otherwise stated in this prospectus supplement and the accompanying prospectus, references to “Tandem,” “we,” “us,” or “our” refer to Tandem Diabetes Care, Inc.

Our Company

We are a medical device company with an innovative approach to the design, development and commercialization of products for people with insulin-dependent diabetes. The foundation of our product portfolio is our proprietary technology platform and unique consumer-focused approach, which allows us to focus on both consumer and clinical needs to develop and commercialize products that address different segments of the insulin-dependent diabetes market. We began commercial sales of our flagship product, the t:slim Insulin Delivery System, or t:slim, in August 2012. In January 2015, we received clearance from the U.S. Food and Drug Administration, or FDA, to commercialize our next product, the t:flex Insulin Delivery System, or t:flex, for people with greater insulin needs. We intend to begin commercial sales of t:flex in the United States during the second quarter of 2015.

Our technology platform features our patented Micro-Delivery Technology, a miniaturized pumping mechanism which draws insulin from a flexible bag within the pump’s cartridge rather than relying on a syringe and plunger mechanism. It also features an easy-to-navigate software architecture, a vivid color touchscreen and a micro-USB connection that supports both a rechargeable battery and t:connect, our data management application. Our innovative approach to product design and development is also consumer-focused and based on our extensive market research as we believe the user is the primary decision maker when purchasing an insulin pump. This research consists of more than 7,000 responses obtained in interviews, focus groups and online surveys, to understand what people with diabetes, their caregivers and healthcare providers are seeking in order to improve diabetes therapy management. We also apply the science of human factors to our design and development process, which seeks to optimize our devices to the intended users, allowing users to successfully operate our devices in their intended environment. Leveraging our technology platform and consumer-focused approach, we develop products to address unmet needs of people in the large and growing insulin-dependent diabetes market.

We developed our products to offer the specific features that people with insulin-dependent diabetes seek in a next-generation insulin pump. We designed our products to have the look and feel of a modern consumer electronic device, such as a smartphone. t:slim, our first commercial product, was the first insulin pump to feature a high resolution, color touchscreen. Our products also incorporate colors, language, icons and feedback that consumers find intuitive to use. t:slim is also the slimmest and smallest durable insulin pump currently on the market, and can easily and discreetly fit into a pocket, while still carrying a cartridge with 300 units of insulin. t:flex was designed to provide the benefits of t:slim while offering a cartridge with 480 units of insulin, giving it the largest capacity currently approved in the United States and providing enhanced flexibility to people with greater insulin needs. The touchscreen and intuitive software architecture of our products make them easy to use, learn and teach, and are designed to allow for software updates without requiring any hardware changes. We offer a broad range of accessories allowing users to customize their pump to their individual lifestyle and sense of style.

The FDA cleared t:slim in November 2011, making it one of the first insulin pumps to be cleared under the FDA’s Infusion Pump Improvement Initiative. This initiative is intended to foster the development of safer, more effective infusion pumps and support the safe use of these devices. We commenced commercial sales of t:slim in the United States in the third quarter of 2012. The FDA cleared t:flex in January 2015.

For the years ended December 31, 2014, 2013 and 2012, our sales were $49.7 million, $29.0 million and $2.5 million, respectively. For the years ended December 31, 2014, 2013 and 2012, our net loss was $79.5 million, $63.1 million and $33.0 million, respectively. Our accumulated deficit as of December 31, 2014 was $248.7 million.

Since the launch of t:slim, we have shipped approximately 18,300 pumps as of December 31, 2014.

Our headquarters and our manufacturing facility are located in San Diego, California, and we employed 437 full-time employees as of December 31, 2014.

Corporate Information

We were incorporated in Colorado in January 2006 and reincorporated in Delaware in January 2008. Our principal executive offices are located at 11045 Roselle Street, San Diego, California 92121. The telephone number of our principal executive office is (858) 366-6900. Our website is www.tandemdiabetes.com. The information contained on or accessed through our website does not constitute part of this prospectus supplement or the accompanying prospectus, and you should not consider information contained on or accessed through our website in deciding whether to invest in our common stock. References to our website address in this prospectus supplement and the accompanying prospectus are inactive textual references only.

THE OFFERING

Issuer:	Tandem Diabetes Care, Inc.

Common Stock offered by us:	shares
Common Stock to be outstanding immediately after this offering:	shares
Option to purchase additional shares:

The underwriters have an option to purchase a maximum of            additional shares of common stock from us. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Use of proceeds:	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See the information included under the heading “Use of Proceeds.”
Risk factors:

Investing in our common stock involves a high degree of risk. See the information included under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 28 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference in this prospectus supplement, for a discussion of factors that you should carefully consider before deciding to invest in our common stock.

NASDAQ Global Market symbol	“TNDM”

The number of shares of our common stock to be outstanding after this offering is based on 23,654,745 shares of our common stock outstanding as of December 31, 2014, and excludes:

•	1,006,577 shares of common stock issuable upon exercise of outstanding warrants as of December 31, 2014, at a weighted average exercise price of $7.37 per share;
•

2,249,040 shares of common stock issuable upon exercise of outstanding options to purchase shares of common stock under our 2006 Stock Incentive Plan, or the 2006 Plan, as of December 31, 2014, at a weighted average exercise price of $2.33 per share (of which options to acquire 1,654,622 shares of common stock are vested as of December 31, 2014);

•

2,762,023 shares of common stock issuable upon exercise of outstanding options to purchase shares of common stock under our 2013 Stock Incentive Plan, or the 2013 Plan, as of December 31, 2014, at a weighted average exercise price of $16.61 per share (of which options to acquire 668,044 shares of common stock are vested as of December 31, 2014) and 1,985,982 shares that are reserved for future issuance under the 2013 Plan as of December 31, 2014; and

•	533,866 shares of common stock reserved for future grant or issuance under our 2013 Employee Stock Purchase Plan, or the ESPP, as of December 31, 2014.

Unless otherwise indicated, this prospectus reflects and assumes the following:

•	no exercise of the outstanding options and warrants described above; and
•	no exercise by the underwriters of their option to purchase additional shares of our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, together with all of the other information included in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, including the risks described under the heading “Risk Factors” on page 28 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

If any of the risks described below, or incorporated by reference into this prospectus actually occur, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock may decline and you may lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition and results of operations. Certain statements below are forward-looking statements. See the information included under the heading “Special Note Regarding Forward-Looking Information.”

Risks Related to this Offering

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock before giving effect to this offering. Accordingly, if you purchase our common stock in this offering, you will incur immediate substantial dilution of approximately $     per share, representing the difference between the public offering price and our as adjusted net tangible book value as of December 31, 2014. Furthermore, if outstanding options or warrants are exercised, you could experience further dilution. See the information included under the heading “Dilution.”

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial number of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act.

Upon the completion of this offering, approximately 8,841,351 shares of our outstanding common stock beneficially owned by our executive officers, directors and certain of our other existing stockholders will be subject to lock-up agreements with the underwriters of this offering that restrict the sale of shares of our common stock by those parties for a period of 90 days after the date of this prospectus supplement. However, all of the shares sold in this offering and the remaining shares of our common stock outstanding prior to this offering (which include certain shares that are held by our affiliates) will not be subject to lock-up agreements with the underwriters and, except to the extent such shares are held by our affiliates, will be freely tradable without restriction under the Securities Act. In addition, following the expiration of the 90-day lock up period referenced above, the holders holding approximately 11,813,274 shares of our common stock have registration rights pursuant to which they may require us to file a registration statement under the Securities Act on Form S-3 with respect to shares of common stock having an aggregate offering price of at least $1,000,000. The market price of our common stock could decline as a result of sales by our stockholders in the market following completion of this offering or the perception that these sales could occur.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return. We intend to use the net proceeds of this offering for working capital and other general corporate purposes. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference herein or therein, are forward looking statements.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Many important factors, including those described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 28 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference in this prospectus supplement, may adversely and materially affect our results as indicated in forward-looking statements. You should read this prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different and worse from what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the rules of the NASDAQ Stock Market, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors. You should, however, review the risks and uncertainties we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement. See the information included under the heading “Where You Can Find More Information.”

Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the forward-looking statements discussed in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $     million, or approximately $           million if the underwriters fully exercise their option to purchase additional shares, after deducting the underwriting discount and estimated offering expenses payable by us,

We currently anticipate that we will use the net proceeds received by us for working capital and other general corporate purposes. Our expected use of the net proceeds from this offering is based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors” beginning on page S- 5 of this prospectus supplement and on page 28 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference in this prospectus supplement. As a result, management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

Pending the use of the net proceeds, we intend to invest the net proceeds in high-quality, short-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF COMMON STOCK

General

Our authorized capital stock consists of 100,000,000 shares of our common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.001 par value per share. As of February 20, 2015, there were 23,714,990 shares of our common stock outstanding, which was held of record by 77 stockholders, and there were no shares of our preferred stock outstanding.

Common Stock

Our common stock has been publicly traded on The NASDAQ Global Market under the symbol "TNDM" since our initial public offering on November 14, 2013. Prior to our initial public offering, there was no public market for our common stock. On February 20, 2015, the last reported sale price of our common stock on The NASDAQ Global Market was $13.54. Additional material terms of our common stock are described under the heading “Description of Capital Stock” in the accompanying prospectus.

Price Range of Common Stock

The following table sets forth, for the periods indicated, the high and low intraday sale prices of our common stock as reported by The NASDAQ Global Market.

Fiscal Year 2015	High	Low
First Quarter (through February 20, 2015)	$14.27	$11.60
Fiscal Year 2014
Fourth Quarter	$17.98	$10.75
Third Quarter	$17.63	$12.36
Second Quarter	$22.64	$13.50
First Quarter	$30.25	$20.65
Fiscal Year 2013
Fourth Quarter (From November 14, 2013)	$27.00	$18.61

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. At the present time, we have no plans to declare or pay any dividends and intend to retain all of our future earnings, if any, generated by our operations for the development and growth of our business. Any future decision to pay dividends will be made by our board of directors in its sole discretion and will depend upon our results of operations, financial condition, capital requirements and other factors that our board of directors deems relevant in its informed business judgment. Investors should not purchase our common stock with the expectation of receiving cash dividends. In addition, the terms of our credit facility restrict our ability to pay dividends. In addition, the terms of our existing credit facilities restrict our ability to pay dividends.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and the “as adjusted” net tangible book value per share of our common stock upon the closing of this offering. Net tangible book value per share of our common stock is determined by subtracting our total liabilities from the amount of our total tangible assets (total assets less intangible assets) and then dividing the difference by the number of shares of our common stock deemed to be outstanding at that date. As of December 31, 2014, we had a net tangible book value of $52.2 million, or $2.21 per share of common stock.

Investors purchasing in this offering will incur immediate and substantial dilution. After giving effect to the issuance and sale by us of shares of common stock in this offering, and after deducting underwriting discounts and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2014 would have been approximately $     million, or approximately $    per share. This amount represents an immediate increase in as adjusted net tangible book value of $   per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $     per share to new investors purchasing shares of common stock in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis:

Public offering price per share		$-
Net tangible book value per share as of December 31, 2014	$-
Increase in as adjusted net tangible book value per share attributable to this offering	$-
As adjusted net tangible book value per share after this offering		$-
Dilution per share to new investors purchasing in this offering		$-

The table above assumes that the underwriters do not exercise their option to purchase additional shares and that there are no exercises of any options or warrants outstanding as of December 31, 2014. If the underwriters fully exercise their option to purchase additional shares of our common stock, the as adjusted net tangible book value per share after giving effect to this offering would be $     per share, which amount represents an immediate increase in as adjusted net tangible book value of $     per share of our common stock to existing stockholders, and an immediate dilution to new investors purchasing in this offering of $      per share.

The table above excludes the following shares:

•	1,006,577 shares of common stock issuable upon exercise of outstanding warrants as of December 31, 2014, at a weighted average exercise price of $7.37 per share;
•

2,249,040 shares of common stock issuable upon exercise of outstanding options to purchase shares of common stock under the 2006 Plan as of December 31, 2014, at a weighted average exercise price of $2.33 per share (of which options to acquire 1,654,622 shares of common stock are vested as of December 31, 2014);

•

2,762,023 shares of common stock issuable upon exercise of outstanding options to purchase shares of common stock under our 2013 Stock Incentive Plan, or the 2013 Plan, as of December 31, 2014, at a weighted average exercise price of $16.61 per share (of which options to acquire 668,044 shares of common stock are vested as of December 31, 2014) and 1,985,982 shares that are reserved for future issuance under the 2013 Plan as of December 31, 2014; and

•	533,866 shares of common stock reserved for future grant or issuance under our 2013 Employee Stock Purchase Plan, or the ESPP, as of December 31, 2014.

Our option holders and warrant holders may exercise the above referenced options and warrants in the future, we may make future grants under the 2013 Plan and our employees may continue to participate in the ESPP. In addition, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that any of these options or warrants are exercised, new options or shares of common stock are issued under the 2013 Plan or the ESPP, or we issue additional shares of common stock, convertible debt securities or other equity securities in the future, there will be further dilution to investors purchasing in this offering.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS APPLICABLE TO HOLDERS OF COMMON STOCK

The following is a description of certain U.S. federal income and estate tax considerations related to the purchase, ownership and disposition of our common stock that are applicable to U.S. and non-U.S. holders (defined below).

This summary:

•

is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. federal tax regulations promulgated or proposed under it, or Treasury Regulations, judicial authority and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or IRS, each as of the date of this prospectus and each of which are subject to change at any time, possibly with retroactive effect;

•	is applicable only to holders who hold the shares as “capital assets” within the meaning of section 1221 of the Code;
•	does not discuss the applicability of any U.S. state or local taxes, non-U.S. taxes or any other U.S. federal tax except for U.S. federal income tax; and
•

does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances including alternative minimum tax considerations or who are subject to special treatment under U.S. federal income tax laws, including but not limited to:

•	certain former citizens and long-term residents of the United States;
•	banks, financial institutions, or “financial services entities”;
•	insurance companies;
•	tax-exempt organizations;
•	tax-qualified retirement and pension plans;
•	brokers, dealers or traders in securities, commodities or currencies;
•	persons subject to the alternative minimum tax;
•	persons that own or have owned more than 5% of our common stock;
•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•	investors holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” or other risk-reduction transaction;
•	investors who are an integral parts or controlled entities of a foreign sovereign, partnerships or other pass-through entities;
•	real estate investment trusts and regulated investment companies; and
•	“controlled foreign corporations” and “passive foreign investment companies.”

This description constitutes neither tax nor legal advice. Prospective investors are urged to consult their own tax advisors to determine the specific tax consequences and risks to them of purchasing, holding and disposing of our common stock, including the application to their particular situations of any U.S. federal, state, local and non-U.S. tax laws and of any applicable income tax treaty.

Certain U.S. Federal Income Tax Considerations Applicable to U.S. Holders

U.S. Holder Defined

For purposes of this discussion, a U.S. holder is a beneficial owner of our common stock that is a “U.S. person” for U.S. federal income tax purposes. A “U.S person” is any of the following:

•	a citizen or resident of the United States for U.S. federal income tax purposes;
•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•

a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect to be treated as a U.S. person.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns our common stock, then the U.S. federal income tax treatment of a partner in that partnership, including a partner that is a U.S. person, generally will depend on the status of the partner and the partnership’s activities. Partners and partnerships should consult their own tax advisors with regard to the U.S. federal income tax treatment of an investment in our common stock.

Distributions to U.S. Holders

Distributions of cash or property, if any, paid to a U.S. holder of our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions made on our common stock that are treated as dividends generally will be included in your income as ordinary dividend income. With respect to noncorporate taxpayers, such dividends are generally taxed at reduced rates provided certain holding period requirements are satisfied.

Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described under the section titled “—Sale or Taxable Disposition of Common Stock by U.S. Holders” below.

Sale or Taxable Disposition of Common Stock by U.S. Holders

Upon the sale, exchange or disposition of our common stock, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) your adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period in the common stock is more than one year at the time of the sale, exchange or disposition. Long-term capital gains recognized by certain noncorporate taxpayers will generally be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Medicare Contributions Tax

Certain U.S. holders who are individuals, estates or certain trusts must pay a 3.8% tax on the U.S. person’s “net investment income.” Net investment income generally includes, among other things, dividend income and net gains from the disposition of our common stock. A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our common stock.

Certain U.S. Federal Income Tax Considerations Applicable to Non-U.S. Holders

Non-U.S. Holder Defined

For purposes of this discussion, a non-U.S. holder is a beneficial owner of our common stock that is not a “U.S. holder” (as defined under the section titled “U.S. Holder Defined” above).

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns our common stock, then the U.S. federal income tax treatment of a partner, including a partner that is a non-U.S. person, in that partnership generally will depend on the status of the partner and the partnership’s activities. Partners and partnerships should consult their own tax advisors with regard to the U.S. federal income tax treatment of an investment in our common stock.

Distributions to Non-U.S. Holders

Distributions of cash or property, if any, paid to a non-U.S. holder of our common stock will constitute “dividends” for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. If the amount of a distribution exceeds both our current and accumulated earnings and profits, such excess will first constitute a nontaxable return of capital, which will reduce the holder’s tax basis in our common stock, but not below zero. Any excess will be treated as gain from the sale of our common stock and will be treated as described under the section titled “—Sale or Taxable Disposition of Common Stock by Non-U.S. Holders” below.

Subject to the following paragraphs, dividends on our common stock generally will be subject to U.S. federal withholding tax at a 30% gross rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty. We may withhold up to 30% of either (i) the gross amount of the entire distribution, even if the amount of the distribution is greater than the amount constituting a dividend, as described above, or (ii) the amount of the distribution we project will be a dividend, based upon a reasonable estimate of both our current and our accumulated earnings and profits for the taxable year in which the distribution is made. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then you may obtain a refund of that excess amount by timely filing a claim for refund with the IRS. Any such distributions will also be subject to the discussion below under the section titled “Foreign Account Tax Compliance Act Considerations.”

To claim the benefit of a reduced rate of or an exemption from U.S. federal withholding tax under an applicable income tax treaty, a non-U.S. holder will be required (i) to satisfy certain certification requirements, which may be made by providing us or our agent with a properly executed and completed IRS Form W-8BEN (for individuals) or W-8BEN-E (for entities) certifying, under penalty of perjury, that the holder qualifies for treaty benefits and is not a U.S. person or (ii) if our common stock is held through certain non-U.S. intermediaries, to satisfy the relevant certification requirements of the applicable Treasury Regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment, or a fixed base in the case of an individual non-U.S. holder, that is maintained by the non-U.S. holder in the United States) (“effectively connected dividends”) are not subject to the U.S. federal withholding tax, provided that the non-U.S. holder certifies, under penalty of perjury, that the dividends paid to such holder are effectively connected dividends on a properly executed and completed IRS Form W-8ECI (or other applicable  form). Instead, any such dividends will be subject to U.S. federal income tax on a net income basis in a manner similar to that which would apply if the non-U.S. holder were a U.S. person.

Corporate non-U.S. holders who receive effectively connected dividends may also be subject to an additional “branch profits tax” at a gross rate of 30% on their earnings and profits for the taxable year that are effectively connected with the holder’s conduct of a trade or business within the United States, subject to any exemption or reduction provided by an applicable income tax treaty.

Sale or Taxable Disposition of Common Stock by Non-U.S. Holders

Any gain realized on the sale, exchange or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment, or fixed base in the case of an individual non-U.S. holder, that is maintained by the non-U.S. holder in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of such disposition and the non-U.S. holder’s holding period in our common stock.

A non-U.S. holder described in the first or second bullet point above generally will be subject to U.S. federal income tax on the net gain derived from the sale or disposition under regular graduated U.S. federal income tax rates as if the holder were a U.S. person. If the non-U.S. holder is a corporation, then the gain may also, under certain circumstances, be subject to the “branch profits” tax, which was discussed above.

With respect to the third bullet point, although there can be no assurance, we believe we are not, have not been and will not become a “United States real property holding corporation” for U.S. federal income tax purposes. In the event that we are or become a United States real property holding corporation at any time during the applicable period described in the third bullet point above, any gain recognized on a sale or other taxable disposition of our common stock may be subject to U.S. federal income tax, including any applicable withholding tax, if (i) the non-U.S. holder beneficially owns, or has owned, more than 5% of our common stock at any time during the applicable period, or (ii) our common stock ceases to be regularly traded on an “established securities market” within the meaning of the Code. Non-U.S. holders who intend to acquire more than 5% of our common stock are encouraged to consult their tax advisors with respect to the U.S. tax consequences of a disposition of our common stock.

Any proceeds from the disposition of our common stock will also be subject to the discussion below under the section titled “Foreign Account Tax Compliance Act Considerations.”

Federal Estate Tax

Common stock owned or treated as owned by an individual who is a non-U.S. holder at the time of his or her death generally will be included in the individual’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on our common stock and the proceeds from a sale or other disposition of our common stock. Copies of information returns may be made available to the tax authorities of the country in which a non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

You may be subject to backup withholding with respect to dividends paid on our common stock or with respect to proceeds received from a disposition of the shares of our common stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you

•	fail to furnish your taxpayer identification number, or TIN, which, for an individual, is ordinarily his or her social security number;
•	furnish an incorrect TIN;
•	are notified by the IRS that you have failed to properly report payments of interest or dividends; or
•	fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding.

Backup withholding is not an additional tax, but rather is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

A non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under an income tax treaty will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder may be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such non-U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act Considerations

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a U.S. federal withholding tax at a rate of 30% on payments of dividends on, and gross proceeds from the sale or other disposition of, our common stock if paid to a foreign entity unless (i) if the foreign entity is a "foreign financial institution," the foreign entity must enter into an agreement with the IRS or, in the case of a foreign financial institution in a jurisdiction that has entered into an intergovernmental agreement with the United States, comply with the requirements of such agreement and undertake certain due diligence, reporting, withholding, and certain certification obligations, (ii) if the foreign entity is not a "foreign financial institution," the foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA.

Under applicable U.S. Treasury Regulations, withholding under FATCA applies to payments of dividends on our common stock and to payments of gross proceeds from a sale or other disposition of our common stock made after December 31, 2016. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of the tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of these rules on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated and Piper Jaffray & Co. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter Merrill Lynch, Pierce, Fenner & Smith Incorporated Piper Jaffray & Co. Deutsche Bank Securities Inc. Stifel, Nicolaus & Company, Incorporated	Number of Shares

Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $      per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

The expenses of the offering, not including the underwriting discount, are estimated at $470,000 and are payable by us. We have also agreed to reimburse the underwriters for certain of their expenses, in an amount up to $15,000, as set forth in the underwriting agreement.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to     additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors, and certain of our other existing stockholders have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common stock,
•	sell any option or contract to purchase any common stock,
•	purchase any option or contract to sell any common stock,
•	grant any option, right or warrant for the sale of any common stock,
•	lend or otherwise dispose of or transfer any common stock,
•	request or demand that we file a registration statement related to the common stock, or
•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. See also “Risk Factors – Risks Related to this Offering - A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.”

NASDAQ Global Market Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “TNDM.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NASDAQ Global Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
B.

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares  to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)	where no consideration is or will be given for the transfer;
(c)	where the transfer is by operation of law;
(d)	as specified in Section 276(7) of the SFA; or
(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California. Certain legal matters relating to this offering will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus supplement and the accompanying prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus supplement and the accompanying prospectus is considered part of this prospectus supplement and the accompanying prospectus.

Information contained in this prospectus supplement and the accompanying prospectus, and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement and the accompanying prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus supplement and the accompanying prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus supplement or the accompanying prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 24, 2015;
•

our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 8, 2014 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended December 31, 2013);

•	our Current Reports on Form 8-K filed on January 12, 2015 (but only with respect to Item 8.01 and excluding Item 9.01 and Exhibit 99.1 thereto) and on January 23, 2015; and
•

the description of our common stock contained in our registration statement on Form 8-A as filed with the SEC on November 8, 2013, as updated or amended in any amendment or report filed for such purpose.

You may request a free copy of any of the documents incorporated by reference into this prospectus. Requests should be made to:

David B. Berger, Esq.

General Counsel

Tandem Diabetes Care, Inc.

11045 Roselle Street

San Diego, California 92121

(858) 366-6900

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and the accompanying prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor any of the underwriters have authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you.

The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC's internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus form a part of the registration statement, but do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

$125,000,000

TANDEM DIABETES CARE, INC.

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants or units having an aggregate initial offering price not exceeding $125,000,000. The warrants may be exercisable for shares of our common stock, shares of our preferred stock, and/or units.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference herein or therein, carefully before you invest in any of the securities offered pursuant to this prospectus.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. We will describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, we will set forth in a prospectus supplement the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options. We will also set forth in a prospectus supplement the price to the public of such securities and the net proceeds that we expect to receive from such sale.

Our common stock is listed on the NASDAQ Global Market and traded under the symbol “TNDM.” On December 1, 2014, the last reported sale price for our common stock on the NASDAQ Global Market was $13.29 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS, AS WELL AS THE RISKS AND UNCERTAINTIES DESCRIBED UNDER A SIMILAR HEADING IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS THAT WE INCORPORATE BY REFERENCE HEREIN OR THEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 19, 2014

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings with an aggregate initial offering price not to exceed $125,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell any of our securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering.

We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no any responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this prospectus. The registration statement, including the exhibits, can be read on the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, are forward looking statements.

Our forward-looking statements are based on our management’s current assumptions and expectations of future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus, may adversely and materially affect our results as indicated in forward-looking statements. You should read this prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference herein and therein, completely and with the understanding that our actual future results may be materially different and worse from what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the rules of the NASDAQ Stock Market, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors. You should, however, review the risks and uncertainties we describe in the reports we will file from time to time with the SEC, after the date of this prospectus. See the information included under the heading “Where You Can Find More Information.”

Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the forward-looking statements discussed in this prospectus might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

ABOUT THE COMPANY

Business

Tandem Diabetes Care®, Inc. (the “Company”, “we”, “us” or “our”) is a medical device company with an innovative approach to the design, development and commercialization of products for people with insulin-dependent diabetes. We designed and commercialized our flagship product, the t:slim® Insulin Delivery System, or t:slim, based on our proprietary technology platform and unique consumer-focused approach. Our technology platform features our patented Micro-Delivery™ Technology, a miniaturized pumping mechanism which draws insulin from a flexible bag within the pump’s cartridge rather than relying on a syringe and plunger mechanism. It also features an easy-to-navigate software architecture, a vivid color touchscreen and a micro-USB connection that supports both a rechargeable battery and t:connect®, our data management application. Our innovative approach to product design and development is also consumer-focused and based on our extensive market research as we believe the user is the primary decision maker when purchasing an insulin pump. This research has consisted of more than 6,000 responses obtained in interviews, focus groups and online surveys, to understand what people with diabetes, their caregivers and healthcare providers are seeking in order to improve diabetes therapy management. We also apply the science of human factors to our design and development process, which seeks to optimize our devices to the intended users, allowing users to successfully operate our devices in their intended environment. Leveraging our technology platform and consumer-focused approach, we develop products to address unmet needs of people in all segments of the large and growing insulin-dependent diabetes market.

We developed t:slim to offer the specific features that people with insulin-dependent diabetes seek in a next-generation insulin pump. We designed it to have the look and feel of a modern consumer electronic device, such as a smartphone. It is the first and only insulin pump to feature a high resolution, color touchscreen. It is also the slimmest and smallest durable insulin pump currently on the market, and can easily and discreetly fit into a pocket, while still carrying a cartridge with 300 units of insulin. The touchscreen and intuitive software architecture make it easy to use, learn and teach, and to update the software without requiring any hardware changes. Similar to modern consumer electronic devices, t:slim incorporates colors, language, icons and feedback that consumers find intuitive to use. We offer a broad range of accessories allowing users to customize t:slim to their individual lifestyle and sense of style.

We have derived nearly all of our revenue from the sale of t:slim and associated supplies in the United States and expect to continue to do so until we are able to commercialize our other products that are currently under development. Other products that are currently under development include the t:slim G4™ Insulin Pump System, for which we submitted a pre-market approval, or PMA, application to the FDA in July 2014, and the t:flex™ Insulin Pump, for which we submitted a 510(k) application to the FDA in November 2014.

The t:slim G4 Insulin Pump System is designed to incorporate the same pump technology and user interface as t:slim and integrates our product platform with the DexCom, Inc®. G4® PLATINUM Continuous Glucose Monitor, or CGM. The integration provides a user the added convenience of allowing CGM information to be displayed on the pump. The t:flex Insulin Pump is also designed to include the same pump technology and user interface as t:slim, but will offer a larger, 480 unit insulin cartridge, compared to t:slim’s 300 unit cartridge.

Our headquarters and our manufacturing facility are located in San Diego, California.

Corporate Information

We were incorporated in Colorado in January 2006 and reincorporated in Delaware in January 2008. Our principal executive offices are located at 11045 Roselle Street, San Diego, California 92121. The telephone number of our principal executive office is (858) 366-6900. Our website is www.tandemdiabetes.com. The contents of our website are not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus or relied upon in connection herewith.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated by reference in this prospectus in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. For more information, see “Where You Can Find More Information.” Our business, financial condition or results of operations could be materially adversely affected, and the trading price of our securities could decline as a result of, any of these risks.

The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see “Special Note Regarding Forward-Looking Information.”

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of our securities and from the exercise of the warrants issued pursuant hereto, if any, for working capital and other general corporate purposes. We may set forth additional information regarding the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds.

Pending the use of the net proceeds, we intend to invest the net proceeds in high-quality, short-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

THE SECURITIES WE MAY OFFER

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants, and units having an aggregate initial offering price not exceeding $125,000,000. The warrants may be exercisable for shares of our common stock, shares of our preferred stock, and/or units. In this prospectus, we refer to the common stock, preferred stock, warrants and units that we may offer collectively as “securities.”

This prospectus provides a general description of the securities we may offer. Each time we sell any of our securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information in this prospectus. For more information, see “About this Prospectus.”

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our amended and restated certificate of incorporation and amended and restated bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to our previous SEC filings. For more information, see “Where You Can Find More Information.”

Common Stock

We may issue shares of our common stock from time to time. We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. As of November 30, 2014, there were 23,633,816 shares of common stock issued and outstanding.

Dividend Rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Voting Rights. Holders of our common stock are entitled to one vote per share. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. The board of directors is divided into three classes, which are as nearly equal in number as possible. Each director is elected for a three-year term with one class being elected at each year’s annual meeting of stockholders.

No Preemptive or Similar Rights. Our common stock is not entitled to preemptive rights, and is not subject to redemption. There are no sinking fund provisions applicable to our common stock.

Conversion. Our common stock is not convertible into any other shares of our capital stock.

Right to Receive Liquidation Distributions. Upon our liquidation, dissolution, distribution of assets or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, if any, after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of claims of creditors.

Fully Paid and Non-Assessable. All of the outstanding shares of our common stock are, and the shares of our common stock issuable pursuant to this prospectus will be, fully paid and non-assessable.

Preferred Stock

As of November 30, 2014, no shares of our preferred stock were outstanding. Pursuant to the terms of our amended and restated certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further action by our stockholders. Our board of directors also can increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control or the removal of management and could adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of us by means of a tender offer, a proxy contest or otherwise, or removing incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage any person seeking to acquire control of us to first negotiate with our board of directors.

Delaware Law. We are governed by the provisions of Section 203 of the Delaware General Corporation Law, or DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date such stockholder became an “interested stockholder.” A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did, prior to the determination of interested stockholder status, own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of our company not approved in advance by our board of directors.

Certificate of Incorporation and Bylaw Provisions. Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of other provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

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Classified Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board is classified into three classes of directors. This could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

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Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation eliminates the right of stockholders to act by written consent. Our amended and restated certificate of incorporation further provides that special meetings of our stockholders may be called only by a majority of our board of directors.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated certificate of incorporation and amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

•

Amendment. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the affirmative vote of the holders of at least 66 2/3% of our voting stock then outstanding is required to amend certain provisions.

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Size of Board and Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the number of directors on our board of directors is fixed exclusively by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors, and any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, will generally be filled by a majority of our board of directors then in office.

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Issuance of Undesignated Preferred Stock. Our board of directors will have the authority, without further action by our stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. Our board of directors may utilize such shares for a variety of corporate purposes.

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No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

NASDAQ Global Market

Our common stock is listed on the NASDAQ Global Market and traded under the symbol “TNDM.” On December 1, 2014, the last reported sale price for our common stock on the NASDAQ Global Market was $13.29 per share.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The address of American Stock Transfer & Trust Company is 6201 15th Avenue, Brooklyn, NY 11219 and the telephone number is (718) 921-8200.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of common stock, shares of preferred stock, and/or units from time to time. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from those securities. If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which will be contracts between us and the holders of the warrants or an agent for the holders of the warrants. We encourage you to read the prospectus supplement that relates to any warrants we may offer, as well as the complete warrant agreement or warrant certificate that contain the terms of the warrants. If we issue warrants, the forms of warrant agreements and warrant certificates, as applicable, relating to the warrants will be filed as exhibits to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination from time to time. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. If we issue units, they will be evidenced by unit agreements or unit certificates issued under one or more unit agreements, which will be contracts between us and the holders of the units or an agent for the holders of the units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We encourage you to read the prospectus supplement that relates to any units we may offer, as well as the complete unit agreement or unit certificate that contain the terms of the units. If we issue units, the forms of unit agreements and unit certificates, as applicable, relating to the units will be filed as exhibits to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We may sell our securities from time to time in any manner permitted by the Securities Act of 1933, as amended, or the Securities Act, including any one or more of the following ways:

•	through agents;
•	to or through underwriters;
•	to or through broker-dealers (acting as agent or principal);
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; and/or
•	directly to purchasers, through a specific bidding or auction process or otherwise.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

•	the name or names of any agents, underwriters or dealers;
•	the purchase price of our securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;
•	the public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which such securities may be listed.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	transactions on the NASDAQ Global Market or any other organized market where the securities may be traded;
•	in the over-the-counter market;
•	in negotiated transactions; or
•	under delayed delivery contracts or other contractual commitments.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may indemnify agents, underwriters and dealers against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. Agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the NASDAQ Global Market. We may elect to list any other class or series of securities on any exchange and, in the case of our common stock, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the securities offered by this prospectus, will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any additional documents that we may file in the future with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any documents filed after the date of the initial registration statement of which this prospectus is a part until the offering of the security covered by this prospectus has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 6, 2014;
•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 8, 2014;
•

our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2014, as filed with the SEC on May 6, 2014, for the fiscal quarter ended June 30, 2014, as filed with the SEC on July 31, 2014 and for the fiscal quarter ended September 30, 2014, as filed with the SEC on November 6, 2014;

•	our Current Reports on Form 8-K as filed with the SEC on each of January 10, 2014, January 21, 2014, February 7, 2014, March 6, 2014, April 9, 2014, May 23, 2014 and June 20, 2014, and;
•

the description of our common stock contained in our registration statement on Form 8-A as filed with the SEC on November 8, 2013, as updated or amended in any amendment or report filed for such purpose.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference. Requests should be made to:

David B. Berger, Esq.

General Counsel

Tandem Diabetes Care, Inc.

11045 Roselle Street

San Diego, California 92121

(858) 366-6900

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no any responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC's internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus is part of a registration statement that we filed with the SEC. As permitted by SEC rules, this prospectus and any accompanying prospectus supplement that we may file, which form a part of the registration statement, do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

         Shares

TANDEM DIABETES CARE, INC.

Common Stock

P R O S P E C T U S  S U P P L E M E N T

BofA Merrill Lynch

Piper Jaffray

Deutsche Bank Securities

Stifel

                  , 2015